Exhibit 10.11

STARBUCKS CORPORATION

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Starbucks Corporation hereby establishes a nonqualified deferred compensation plan for members of the Board of Directors of the Company who are not employees or officers of the Company to be known as the Starbucks Corporation Deferred Compensation Plan for Non-Employee Directors. The purpose of the Plan is to enhance the Company’s ability to attract and retain Non-Employee Directors whose training, experience and ability will promote the interests of the Company and to directly align the interests of such Non-Employee Directors with the interests of the Company’s shareholders. The Plan is designed to permit Non-Employee Directors to defer the receipt of all or a portion of the compensation otherwise payable to them in the form of Stock Awards for services to the Company as members of the Board.

The Plan is effective as of October 3, 2011 (the “Effective Date”). The Plan is intended to be, and shall be administered as, an unfunded plan maintained for the purpose of providing deferred compensation for the Non-Employee Directors and, as such, is not an “employee benefit plan” within the meaning of Title I of ERISA (as defined below).

ARTICLE I

DEFINITIONS

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Committee that has been appointed by the Board pursuant to Article V of the Plan, which shall initially be the Nominating and Corporate Governance Committee.

(d) “Common Stock” means the common stock, par value $0.001 per share, of the Company, subject to adjustment as described in Section 5 of the Omnibus Plan.

(e) “Company” means Starbucks Corporation, a Washington corporation, and any successor thereto.

(f) “Deferred Compensation Account” shall have the meaning set forth in Article III of the Plan.

(g) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Non-Employee Director” means any Director of the Company who is not an officer or employee of either the Company or any of its affiliates.

(j) “Omnibus Plan” means the Starbucks Corporation Amended and Restated 2005 Long-Term Equity Incentive Plan, as amended, or any successor thereto.

(k) “Participant” means a Non-Employee Director of the Company (and, if applicable, their beneficiaries) who has elected to (or been required to) participate in the Plan.

(l) “Plan” means this Starbucks Corporation Deferred Compensation Plan for Non-Employee Directors, including any amendments thereto.

(m) “Plan Year” means the Company’s fiscal year.

(n) “Separation Date” means the date on which the Participant terminates his or her services as a Non-Employee Director.

(o) “Stock Award” means any restricted stock unit or restricted stock award granted to a Non-Employee Director in respect of his or her service on the Board (including service on any committee thereof).

(p) “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, more than 50% of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

ARTICLE II

PARTICIPATION REQUIREMENTS

2.1. Eligibility. All Non-Employee Directors are eligible to participate in the Plan. A Non-Employee Director will be deemed a Participant in the Plan if he or she defers the settlement of Stock Awards granted during a Plan Year as provided herein.

2.2. Elections. The election to defer the settlement of the Participant’s Stock Awards granted during the next Plan Year, as well as the election of the form and timing of any distributions on the Participant’s behalf with respect to such amounts deferred, shall be made by written notice delivered by the Participant to the Company not later than the day preceding the first day of the Plan Year in which such Stock Awards will be granted. In the case of a Non-Employee Director who first becomes eligible during a Plan Year, such election must be made by written notice not later than thirty (30) days after such Non-Employee Director first becomes a member of the Board and prior to the date any Stock Awards are granted to such Non-Employee Director. If a Non-Employee Director elects to defer the settlement of Stock Awards to be granted during a Plan Year, such election will apply to all Stock Awards granted during such year (i.e., there is no partial deferral). Each such election shall be irrevocable during such Plan Year.

ARTICLE III

DEFERRED COMPENSATION ACCOUNTS

3.1. Establishment of Deferred Compensation Accounts. An account shall be established for each Participant which shall be designated as his or her Deferred Compensation Account. Each Participant’s Deferred Compensation Account may be sub-allocated as a recordkeeping matter and accounting convenience, but the Company shall not be required to segregate any amounts credited to the Deferred Compensation Accounts in any manner or in any form, except in its sole discretion.

3.2. Crediting of Stock Awards to Deferred Compensation Accounts. Upon the execution of a valid election form pursuant to Section 2.2 with respect to the deferral of Stock Awards to be granted to the Participant in the next Plan Year, such Stock Awards shall be credited to the Participant’s Deferred Compensation Accounts as and when such Stock Award would have otherwise been settled by the issuance of shares of Common Stock to the Participant (i.e. following vesting of the Stock Award or portion thereof). Amounts credited to a Participant’s Deferred Compensation Account shall be credited in the form of Deferred Stock Units with each Deferred Stock Unit the equivalent of one share of Common Stock that would have otherwise been issued upon settlement of the Stock Award at the time of vesting, subject to adjustment as described in Section 5 of the Omnibus Plan.

3.3. Investment Gains and Losses; Dividends. A Participant’s Deferred Compensation Account will be credited with notional investment gain or loss that mirror the performance of the number of shares of Common Stock equal to the number of Deferred Stock Units credited to the Participant’s Deferred Compensation Account. If dividends on the Common Stock payable in cash are declared, additional Deferred Stock Units will be credited to such Deferred Compensation Account in the following manner. First, a notional value equal to the cash value of dividends that would be paid upon the same number of whole shares of Common Stock as the Participant has Deferred Stock Units in his or her Deferred Compensation Account on the record date established for such dividend will be calculated. Second, such notional value will be deemed to be allocated to the Participant’s Deferred Compensation Account and credited to a corresponding number of Deferred Stock Units to such Deferred Compensation Account (in whole or fractional units) as of the same date, as soon as administratively practicable.

3.4. Account Valuation. With respect to any distribution for a Participant’s Deferred Compensation Account as provided for in Article IV of the Plan, the aggregate value of any such distribution shall be calculated by reference to the notional value of the Deferred Compensation Account as of the last trading day on or prior to the date such distribution becomes payable pursuant to Article IV.

ARTICLE IV

DISTRIBUTIONS FROM THE PLAN

4.1. Timing and Form of Distribution. The Company shall pay to the Participant (or, in the event of the Participant’s death, to the Participant’s designated beneficiary) a sum equal to the amount then standing to his or her credit in his or her Deferred Compensation Account (plus earnings as provided for under Section 3.3 herein), in the following manner:

(a) Separation Distributions. Unless an In-Service Distribution is elected pursuant to Section 4.1(b), payment of amounts credited to a Participant’s Deferred Compensation Account for any Plan Year shall be made in one lump sum within 90 days following the Participant’s Separation Date.

(b) Scheduled In-Service Distributions. A Participant may elect pursuant to Section 2.2 to receive payment of the portion of the Participant’s Deferred Compensation Account attributable to deferrals for any Plan Year while the Participant is still a member of the Board (an “In-Service Distribution”) in the following manner:

(i) Payments shall be made in a lump sum on the date that is three (3) years following the vesting date for the Stock Award.

(ii) Any desired In-Service Distribution must be separately elected for each Plan Year’s Elective Deferrals.

(iii) Notwithstanding the above, if the Participant’s service on the Board terminates before payments under the In-Service Distribution are paid, the In-Service Distribution shall cease and the balance of the Participant’s Deferred Compensation Account shall be paid in accordance with Section 4.1(a).

(c) Normal Form of Benefits. In the event no election is made pursuant to this Article IV, payments shall be made in lump sum within 90 days following the Participant’s Separation Date.

(d) Death of Participant. Notwithstanding the above, if the Participant dies before payment in full of the Participant’s Deferred Compensation Account, the balance of the Participant’s Deferred Compensation Account shall immediately become due and payable in one lump sum to the Participant’s beneficiary or, if no beneficiary is designated or then living, to the Participant’s estate within 90 days of the date of the Participant’s death.

(e) Form of Distribution. For all distributions under the Plan, the portion of a Participant’s Deferred Compensation Account notionally invested in Deferred Stock Units shall be distributed in whole shares of Common Stock (one share for each Deferred Stock Unit) and the remainder of the Participant’s Deferred Compensation Account shall be distributed in cash. No fractional shares will be issued under the Plan.

ARTICLE V

ADMINISTRATION OF THE PLAN

5.1. Administration of the Plan. The Board shall appoint a Committee to administer the Plan. The Committee shall maintain such procedures and records as will enable the Committee to determine the Participants and their beneficiaries who are entitled to receive benefits under the Plan and the amounts thereof.

5.2. General Powers of Administration. The Committee shall have the exclusive right, power, and authority to interpret, in its sole discretion, any and all of the provisions of the Plan; and to consider and decide conclusively any questions (whether of fact or otherwise) arising in connection with the administration of the Plan or any claim for benefits arising under the Plan. Any decision or action of the Committee shall be conclusive and binding on the Company and the Participants. The Committee shall have the authority to establish sub-plans or alternative procedures or guidelines for Participants who reside outside of the United States or are otherwise subject to the laws, rules and/or regulations of any jurisdiction outside of the United States. The Plan is designed to comply with the applicable requirements of Section 409A of the Code and the regulations promulgated thereunder, and shall be administered and construed to the maximum extent possible consistent with the requirements of such Section and such regulations.

ARTICLE VI

AMENDMENT AND TERMINATION

The Board reserves the right to amend or terminate the Plan in any respect and at any time, without the consent of Participants or beneficiaries; provided, however, that the following conditions with respect to such amendment or termination must be satisfied in order for such amendment or termination to be binding and in effect such amendment or termination resolution may not adversely affect the rights of any Participant or beneficiary to receive benefits earned and accrued under the Plan prior to such amendment or termination.

ARTICLE VII

GENERAL PROVISIONS

7.1. Common Stock Subject to the Plan. The shares of Common Stock that may be distributed under the Plan in accordance with Article IV shall be issued pursuant to, and deducted from the share pool under, the Omnibus Plan.

7.2. Participant’s Rights Unsecured and Unfunded. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for Non-Employee Directors, and therefore is exempt from the provisions of Parts 2,3 and 4 of Title I of ERISA. Accordingly, no assets of the Company shall be segregated or earmarked to represent the liability for accrued benefits under the Plan. Amounts referenced in Participant account statements are only recordkeeping devices reflecting such liability for accrued benefits, and do not reflect any actual amounts credited. The right of a Participant (or his or her beneficiary) to receive a payment hereunder shall be an unsecured claim against the general assets of the Company or any successor to the Company. All payments under the Plan shall be made from the general funds of the Company or any successor. The Company is not required to set aside money or any other property to fund its obligations under the Plan, and all amounts that may be set aside by the Company prior to the distribution of account balances under the terms of the Plan remain the property of the Company (or, if applicable, any successor).

7.3. No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

7.4. No Creation of Employee Rights; Plan is Not A Contract of Employment. Participation in the Plan shall not be construed to give or deem any Participant to be an employee of the Company. This Plan shall not constitute a contract of employment between the Company and any Participant.

7.5. Non-Alienation Provision. No interest of any person or entity in, or right to receive a benefit or distribution under, the Plan shall be subject in any manner to sale, transfer, anticipation, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

7.6. Applicable Law; Severability. The Plan shall be construed and administered under the laws of the State of Washington, except to the extent that such laws are preempted by ERISA, if applicable. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the remaining portion(s) shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

7.7. No Impact on Other Benefits. Amounts accrued under the Plan shall not be included in a Participant’s compensation for purposes of calculating benefits under any other plan, program or arrangement sponsored by the Company.

7.8. Data. Each Participant or beneficiary shall furnish the Committee all proofs of dates of birth and death and proofs of continued existence necessary for the administration of the Plan, and the Company shall not be liable for the fulfillment of any Plan benefits in any way dependent upon such information unless and until the same shall have been received by the Committee in a form satisfactory to it.

7.9. Incapacity of Recipient. If a Participant or other beneficiary entitled to a distribution under the Plan is living under guardianship or conservatorship, distributions payable under the terms of the Plan to such Participant or beneficiary shall be paid to his or her appointed guardian or conservator and such payment shall be a complete discharge of any liability of the Company under the Plan.

7.10. Usage of Terms and Headings. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings are included for ease of reference only, and are not to be construed to alter the terms of the Plan.